                                                                   Exhibit 10.52


                                                                       EXHIBIT E

                                 March 10, 1995

RSL Communications, Inc.
767 Fifth Avenue
Suite 4200
New York, New York 10153

Gentlemen:

      Reference is hereby made to that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of March 10, 1995 by and among International Telecommunications Group, Ltd. ("ITG"), International Telecommunications Corporation ("ITC") and RSL Communications, Inc. (the "Corporation"). All capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement or the Amended and Restated Certificate of Incorporation of ITG.

      This letter, when accepted and agreed to by the Corporation, shall constitute the separate Indemnity Agreement contemplated by Section 5.12 of the Purchase Agreement as follows:

      1. (a) Each of ITG, ITC, International Telecommunications Europe, Ltd. ("Intelco Europe") and Charles M. Piluso ("Piluso") (collectively, the "Parties" and individually, a "Party" or "Indemnifying Party"), hereby indemnifies and holds harmless the Corporation, jointly and severally, against any and all claims, losses, damages or liabilities (or actions in respect thereof) to which the Corporation may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact by the Parties contained in the Purchase Agreement, the Other Agreements or any schedule, exhibit, table or any other information attached to the Purchase Agreement or otherwise furnished by such Party, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
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RSL Communications, Inc.
March 10, 1995
Page 2

and Piluso shall indemnify ITC against any loss to ITG or ITC resulting from a breach by ITC of its covenant contained in the last sentence of Section 5.17 of the Purchase Agreement, and the Parties, jointly and severally, shall also reimburse the Corporation for any legal or any other expenses reasonably incurred in connection with investigating, preparing to defend, defending or appearing as a third party witness in connection with any such claim, loss, damage, liability or action; provided, however, that the obligation of each of the Parties to indemnify the Corporation under the provisions of this subparagraph (a) shall be limited to an amount equal to the aggregate Purchase Price plus accrued but unpaid dividends on the Convertible Preferred Stock purchased by the Corporation pursuant to the Purchase Agreement up until the date of the unpaid indemnity payment, (b) shall not include any incidental or consequential damages of the Corporation and (c) shall expire on the earlier of
(i) the date of the closing of a Qualified Initial Public Offering of ITG, ITC or Intelco Europe or (ii) the date all the Convertible Preferred Stock purchased by the Corporation pursuant to the Purchase Agreement is either converted or redeemed pursuant to the terms of the preferred stock as stated in ITG's Restated Certificate of Incorporation.

            (b) In addition, the Parties shall perform their indemnification obligations under Section 1(a) with respect to counsel fees and expenses and other expenses reasonably incurred, by making payments to the Corporation in the amount of the statements of the Corporation's counsel or other statements which shall be forwarded by the Corporation, such payments to be made within 45 days of receipt of such statement, and they shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Corporation for such expenses and the possibility that such payment might later be held to have been improper by a court and a court orders return of such payments, in which event, after a final order to such effect from which no appeal may be taken, such amounts will be returned to each of the Parties respectively, with such interest, if any, as the court may order.

            (c) The indemnity provided in Section 1(a) shall be in addition to any liability which the Parties shall otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls any of the Parties within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.
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RSL Communications, Inc.
March 10, 1995
Page 3

            (d) Promptly after receipt by the Corporation of notice of the commencement of any action which may be the subject of this indemnity (including any governmental investigation), the Corporation shall notify the Indemnifying Party in writing of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Corporation under Section 1(a) of this Agreement.

            (e) In case any such action shall be brought against the Corporation, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and jointly with any other Indemnifying Party similarly notified, assume the defense thereof, and after notice from the Indemnifying Party to the Corporation of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Corporation under such subsection for any legal or other expenses subsequently incurred by the Corporation in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the Indemnifying Party has authorized the employment of counsel for the Corporation at the expense of the Indemnifying Party and (ii) the Corporation shall have reasonably concluded that representation of the Corporation and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, and the Corporation so notifies the Indemnifying Party, then the Corporation shall be entitled to employ counsel different from counsel for the Indemnifying Party at the expense of the Indemnifying Party and the Indemnifying Party shall not have the right to assume the defense of the Corporation.

            (f) In no event shall the Parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for the Corporation in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed pursuant to the second preceding sentence shall be designated in writing by the Corporation.

            (g) If at any time the Corporation shall have requested an Indemnifying Party to reimburse the Corporation for fees and expenses of counsel as contemplated by Section 1(b), the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such
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RSL Communications, Inc.
March 10, 1995
Page 4

settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Corporation in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Corporation, effect any settlement of any pending or threatened proceeding in respect of which the Corporation is or could have been a party and indemnity could have been sought hereunder by the Corporation, unless such settlement includes an unconditional release of the Corporation from all liability on claims that are the subject matter of such proceeding.

      2. This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

      3. Each of the Parties' obligations under this agreement are joint and several.

      4. Any notices or other communications in connection with this Agreement shall be deemed sufficiently given if mailed by first class mail, postage prepaid as follows:

            (a) if to ITG or ITC, to its address as set forth in the Purchase Agreement;

            (b) if to Piluso, to 129 Woodmere Boulevard, Woodmere, New York 11598; and

            (c) if to the Corporation, to its address set forth in the Purchase Agreement.
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RSL Communications, Inc.
March 10, 1995
Page 5

      5. This agreement shall be governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                                       Very truly yours,

                                       INTERNATIONAL    TELECOMMUNICATIONS
                                        GROUP, LTD.


                                       By /s/ Charles M. Piluso
                                          -------------------------------
                                            Name:
                                            Title:

                                       INTERNATIONAL TELECOMMUNICATIONS
                                        CORPORATION


                                       By /s/  Charles M. Piluso
                                          -------------------------------
                                            Name:
                                            Title:

                                       INTERNATIONAL TELECOMMUNICATIONS
                                        EUROPE, LTD.


                                       By /s/ Benny Lebovits
                                          -------------------------------
                                            Name: Benny Lebovits
                                            Title: V.P.


                                       /s/ Charles M. Piluso
                                       ----------------------------------
                                       CHARLES M. PILUSO

Agreed and accepted as of
the date first above written

RSL COMMUNICATIONS, INC.


By /s/ Itzhak Fisher
   -----------------------------
   Name:
   Title: